                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (numbers 333-104700 and 333-14743) of Napco Security Systems, Inc. of our report dated September 14, 2005, appearing in this annual report on Form 10-K of Napco Security Systems, Inc. for the year ended June 30, 2005.

Melville, New York
September 28, 2005


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